                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                             Exchange Act of 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement

[_]  CONFIDENTIAL, FOR USE OF THE
     COMMISSION ONLY (AS PERMITTED BY
     RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12

                           ATP OIL & GAS CORPORATION
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[_]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or
     Item 22(a)(2) of Schedule 14A.

[_] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

     -------------------------------------------------------------------------

Notes:

[ATP OIL & GAS CORPORATION LOGO]


                       [ATP OIL & GAS CORPORATION LOGO]


                                                       Notice of Annual Meeting
                                                            Of Stockholders and
                                                                Proxy Statement

                                                                  June 14, 2002
                                                          Courtyard by Marriott
                                                           3131 West Loop South
                                                           Houston, Texas 77027

                           ATP Oil & Gas Corporation
                        4600 Post Oak Place, Suite 200
                             Houston, Texas 77027

                   Notice of Annual Meeting of Shareholders

                           To Be Held June 14, 2002

Dear Shareholder:

   You are cordially invited to attend the 2002 Annual Meeting of Shareholders (the "Annual Meeting") of ATP Oil & Gas Corporation, a Texas corporation (the "Company"), which will be held on June 14, 2002 at 10:00 a.m., local time, at Courtyard by Marriott, 3131 West Loop South, Houston, Texas 77027. The Annual Meeting will be held for the following purposes:

  1. To elect two Directors to serve until the 2005 Annual Meeting of Shareholders.

  2. To ratify the appointment of KPMG LLP as independent auditors of the Company for the fiscal year ending December 31, 2002.

  3. To transact such other business as may properly come before such meeting or any adjournment(s) or postponement(s) thereof.

   The close of business on April 30, 2002 has been fixed as the record date for the determination of shareholders entitled to receive notice of and to vote at the Annual Meeting or any adjournment(s) or postponement(s) thereof.

   Whether or not you plan to attend the Annual Meeting, we ask that you sign and return the enclosed proxy as promptly as possible to ensure that your shares will be represented. A self-addressed envelope has been enclosed for your convenience. If you attend the meeting, you may withdraw any previously given proxy and vote your shares in person.

                                       By Order of the Board of Directors,
                                       /s/ Carol E. Overbey
                                       CAROL E. OVERBEY
                                       Corporate Secretary
                                       May 14, 2002

                           ATP Oil & Gas Corporation
                        4600 Post Oak Place, Suite 200
                             Houston, Texas 77027
                                (713) 622-3311

                               ----------------
                                Proxy Statement

                               ----------------

                   Solicitation and Revocability of Proxies

   The enclosed proxy is solicited by and on behalf of the Board of Directors (the "Board") of ATP Oil & Gas Corporation, a Texas corporation (the "Company"), for use at the 2002 Annual Meeting of Shareholders (the "Annual Meeting") to be held on June 14, 2002 at 10:00 a.m., local time, at Courtyard by Marriott, 3131 West Loop South, Houston, Texas 77027, or at any adjournment(s) or postponement(s) thereof. The solicitation of proxies by the Board of Directors will be conducted primarily by mail. Mellon Investor Services has been retained to assist the Company in the solicitation of proxies in connection with the Annual Meeting for a fee of $ 12,000, plus out-of-pocket expenses. In addition, officers, Directors and employees of the Company may solicit proxies personally or by telephone, telegram or other forms of wire or facsimile communication. The Company will reimburse brokers, custodians, nominees and fiduciaries for reasonable expenses incurred by them in forwarding proxy material to beneficial owners of common stock (the "Common Stock") of the Company. The costs of the solicitation will be borne by the Company. This proxy statement and the form of proxy were first mailed to shareholders of the Company on or about May 14, 2002.

   The enclosed proxy, even though executed and returned, may be revoked at any time prior to the voting of the proxy (a) by the execution and submission of a revised proxy, (b) by written notice to the Secretary of the Company or
(c) by voting in person at the Annual Meeting. In the absence of such revocation, shares represented by the proxies will be voted at the Annual Meeting.

   At the close of business on April 30, 2002, the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting, there were outstanding 20,312,648 shares of Common Stock, each share of which is entitled to one vote. Common Stock is the only class of outstanding securities of the Company entitled to notice of and to vote at the Annual Meeting.

   The Company's annual report to shareholders for the year ended December 31, 2001, including financial statements, is being mailed with this proxy statement to all shareholders entitled to vote at the Annual Meeting. The annual report does not constitute a part of this proxy soliciting material.

Item 1 on Proxy Card: Election of Two Directors

   Two Directors are to be elected at the Annual Meeting. The Company's Bylaws provide for a classified Board of Directors, divided into Classes I, II and
III. The terms of office are staggered three year terms which are currently scheduled to expire on the dates of the Company's Annual Meetings of Shareholders in 2002 (Class II), 2003 (Class III), and 2004 (Class I). The two nominees are to be elected to Class II for a three-year term expiring at the Company's annual meeting of shareholders in 2005. The Board's nominees for the two Class II Directors to be elected at the 2002 Annual meeting are Mr. Chris
A. Brisack and incumbent Director Mr. Walter Wendlandt.

   The Board of Directors recommends voting "For" the election of each of the Director nominees.

   A plurality of the votes cast in person or by proxy by the holders of Common Stock is required to elect a Director. Accordingly, under the Texas Business Corporation Act ("TBCA") and the Company's Bylaws, abstentions and broker non-votes would have no effect on the election of Directors assuming a quorum is present or represented by proxy at the Annual Meeting. A broker non-vote occurs if a broker or other nominee does not have discretionary authority and has not received instructions with respect to a particular item. Shareholders may not cumulate their votes in the election of Directors.

   Unless otherwise instructed or unless authority to vote is withheld, the enclosed proxy will be voted FOR the election of the nominees listed below. Although the Board of Directors does not contemplate that any of the nominees will be unable to serve, if such a situation arises prior to the Annual Meeting, the persons named in the enclosed proxy will vote for the election of such other person(s) as may be nominated by the Board of Directors.

   The following table sets forth information regarding the names, ages and principal occupations of the nominees and Directors, Directorships in other companies held by them and the length of continuous service as a Director of the Company:

                  Nominees for Election at the Annual Meeting

                                                                   Director
 Class II Directors    Principal Occupation and Directorships       Since   Age
 ------------------ --------------------------------------------   -------- ---
 Chris A. Brisack.. Director of ATP Energy, Inc. since 1995;       Nominee   43
                    Partner in Norquest & Brisack, LLP; of
                    Counsel to the law firm of Rodriguez, Colvin
                    & Chaney, LLP; Board Member of Texas State
                    Library & Archives Commission, appointed by
                    Governor George W. Bush.
 Walter Wendlandt.. Director of the Company since 2001; Former        2001   72
                    Director, Railroad Commission of Texas (18
                    years); Sole Practitioner, Attorney at Law.

                             Continuing Directors

     Class III                                                     Director
     Directors         Principal Occupation and Directorships       Since   Age
 ------------------ --------------------------------------------   -------- ---
 Robert C. Thomas.. Director of the Company; Former Chairman and     2001    73
                    CEO of Tenneco Gas; Chairman of the Board,
                    The Sarkeys Energy Center of the University
                    of Oklahoma; Director, PetroCorp
                    Incorporated; Advisory Director, Pride
                    International, Inc.
 Arthur H. Dilly... Director of the Company; Former Executive        2001    72
                    Secretary, Board of Regents of the
                    University of Texas System; Chairman and
                    Chief Executive Officer, Austin Geriatrics
                    Center.

                                                                 Director
 Class I Directors    Principal Occupation and Directorships      Since   Age
 ------------------ ------------------------------------------   -------- ---
 T. Paul Bulmahn... President and Chairman of the Company.         1991    58
 Gerard J. Swonke.. Director of the Company; Of Counsel to the     1995    57
                    law firm of McConn & Williams, L.L.P.

   Ms. Carol E. Overbey, who has ably served as a Director since our founding, has decided not to stand for re-election as a Director. The Board appreciates her service and dedication to the Company during its development stages.

   Each of the nominees and Directors named above has been engaged in the principal occupation set forth opposite his name for the past five years except as set forth in the following biographies:

   Chris A. Brisack (BS cum laude, JD) has served as a Director of ATP Energy, Inc. since its creation in May, 1995. He also served as a Director of ATP Oil & Gas Corporation from 1991 until 1995. Mr. Brisack is a partner in the law firm of Norquest & Brisack, LLP. He is also Of Counsel to the law firm of Rodriguez, Colvin

& Chaney, LLP. He was appointed by Governor George W. Bush and currently serves on the Texas State Library and Archives Commission. He was Chairman of Special Olympics (Rio Grande Valley) and Leadership Edinburg, and was elected three times as Chairman of the Hidalgo County Republican Party. After finishing law school, he served as law clerk to United States District Court Judge Ricardo Hinojosa, in the Southern District of Texas. Governor Bush twice named Mr. Brisack to the Honorary Inaugural Committee.

   Walter Wendlandt (BS--Mechanical Engineering, JD) has served as a Director since January 2001. He was Director, Railroad Commission of Texas for a total of eighteen years during the period from 1961 to 1985. Mr. Wendlandt has been a sole practitioner of law since 1984. He served as a Trustee of the Augustana Annuity Trust from 1964 to 1992, a Director of the Georgetown Railroad from 1979 to 1982, and Director of Lamar Savings Association in 1989. He additionally has served as President, National Conference of State Transportation Specialists; Chairman, State Bar Committee on Public Utilities Law; and was a member for six years of the Technical Pipeline Safety Standards Committee of the U.S. Department of Transportation.

   Robert C. Thomas (BS--Geological Engineering) has served as a Director since January 2001. Since 1994, Mr. Thomas has served as Chairman of the Board of The Sarkeys Energy Center of the University of Oklahoma and as a Senior Associate with Cambridge Energy Research Associates, an independent energy consulting firm. Additionally, between 1998 and 2001 he served as Vice Chairman of the Gas Research Institute Advisory Council (now Gas Technology Institute). In 1994, Mr. Thomas stepped down as Chairman and Chief Executive Officer of Tenneco Gas when he reached mandatory retirement age after thirty-eight years with Tenneco beginning in 1956. He was elected president of Tenneco Gas in 1983 and chairman and chief executive officer in 1990. He was with Tenneco's domestic exploration and production operations until 1970 when he was elected Vice President of Tenneco Oil Company's Canadian subsidiary with responsibility for all engineering, drilling, processing plant and production operations. Mr. Thomas is a member of the Board of Directors of PetroCorp Incorporated and an Advisory Director of Pride International, Inc. He was in 2001 immediate past Chairman of the Board of Directors of the YMCA of the Greater Houston Area and President of the Board of Directors of Houston Hospice. He additionally has served on the Board of Governors of The Houston Forum. Mr. Thomas has also served over 10 years on each of the following Board of Directors: The Interstate Natural Gas Association of America, the American Gas Association, Gas Research Institute, and the Institute of Gas Technology. From 1989 to 1994 he was a member of the National Petroleum Council and served as a Vice President of the International Association of LNG Importers headquartered in Paris.

   Arthur H. Dilly (BA with honors, MA) has served as a Director since January 2001. From 1981 to 1998, Mr. Dilly served as Executive Secretary of the Board of Regents of the University of Texas System. He currently serves as Chairman and Chief Executive Officer of Austin Geriatrics Center, Inc., a corporation providing housing and support services for the low income elderly, a post he has held since 1990. He has served as Vice Chairman of the Board of Directors of the Shivers Cancer Foundation, a nonprofit organization providing patient support services and education, since 1998. From 1978 to 1981, he was Executive Director for Development, The University of Texas System.

   T. Paul Bulmahn (BA, JD, MBA) has served as the Company's Chairman and President since he founded the company in 1991. In 1991, he was elected Chairman, Houston Bar Association Oil, Gas and Mineral Law Section, and in 1992 he was elected to serve for a three year term on the Oil & Gas Council of the State Bar of Texas. From 1988 to 1991, Mr. Bulmahn served as President and Director of Harbert Oil & Gas Corporation. From 1984 to 1988, Mr. Bulmahn served as Vice President, General Counsel of Plumb Oil Company. From 1978 to 1984, Mr. Bulmahn served as counsel for Tenneco's interstate gas pipelines and as regulatory counsel in Washington, D.C. From 1973 to 1978, Mr. Bulmahn served the Railroad Commission of Texas, the Public Utility Commission and the Interstate Commerce Commission as an administrative law judge. He has chaired various oil and gas industry seminars, including "Marginal Offshore Field Development" in 1996 and the "Upstream Oil and Gas E-Business Conference" in 2000, and has been a faculty lecturer in natural gas regulations. In June 2000, Mr. Bulmahn was selected Entrepreneur Of The Year 2000 in Energy & Energy Services by Ernst & Young LLP.

   Gerard J. Swonke (BA--Economics, JD) has served as a Director since 1995. In November of 2001 he joined the law firm of McConn & Williams, L.L.P. Of Counsel. Between 1985 and 2001, he was Of Counsel to the law firm of Greenberg, Peden, Siegmeyer & Oshman, P.C. With both firms he engaged in representing domestic and international oil and gas clients in contract drafting and negotiations, including in Indonesia, Africa and the North Sea. From 1975 to 1985 he was Counsel for Aminoil, Inc. with responsibility for onshore and offshore matters. From 1967 to 1974 when he received his law degree he was Controller for Automated Systems Corporation with responsibility for corporate accounting and preparation of financial statements and corporate tax returns.

                Security Ownership of Certain Beneficial Owners

   The following table presents information regarding beneficial ownership of our Common Stock as of February 15, 2002, by:

  . each known beneficial owner of more than 5% of our Common Stock;

  . each of our Directors and nominee for Director;

  . the persons named in our 2001 Summary Compensation Table; and

  . all of our current officers and Directors as a group.

                                      Percentage
                            Shares        of
                         Beneficially Beneficial
Beneficial Owner            Owned     Ownership
----------------         ------------ ----------
T. Paul Bulmahn.........   9,014,667    44.38
Gerald W. Schlief.......   3,494,433    17.20
Carol E. Overbey........   1,117,738     5.50
Albert L. Reese, Jr.....     614,676     3.03
Leland Tate (1).........      29,762     0.15
Ross Frazer (1).........      19,524     0.10
Arthur H. Dilly (2).....       5,000     0.02
Gerard J. Swonke (2)....       5,000     0.02
Robert C. Thomas (2)....      15,000     0.06
Walter Wendlandt (2)....       5,000     0.02
Chris A. Brisack
 (Nominee)..............           0        0
All officers and
 Directors as a group,
 13 persons (3).........  14,422,166    71.00

--------
(1) Includes shares that may be acquired as of February 9, 2002 through the exercise of stock options.
(2) Includes options to purchase 5,000 shares at an exercise price of $14.00 per share, the price paid by the public in our initial public offering which we granted to our non-employee Directors upon the close of our initial public offering.
(3) Includes 118,810 shares that may be acquired through the exercise of stock options.

Directors' Meetings and Committees of the Board of Directors

   The Company's Board of Directors held six meetings during 2001. Each Director attended at least 75% of the aggregate total meetings of the Board of Directors and the committees on which such Director served during his tenure of service.

   Audit Committee. The Audit Committee currently consists of Messrs. Swonke, Thomas and Wendlandt. The primary purpose of the Committee is to assist the Board in monitoring:

  . the integrity of the Company's financial reporting process and systems of internal controls regarding finance, accounting and legal and regulatory compliance; and

  . the independence and performance of the Company's independent auditors and any internal audit function that may be utilized in the future.

   During 2001, the Audit Committee held five meetings. The report of the Audit Committee is set forth on Page 5.

   Compensation Committee. The compensation committee consists of Messrs. Thomas, Dilly and Swonke. This committee's responsibilities include:

  . administering and granting awards under our 2000 Stock Plan;

  . reviewing the compensation of our President and recommendations of the President as to appropriate compensation for our other executive officers and key personnel;

  . examining periodically our general compensation structure; and

  . supervising our pension and compensation plans.

   During 2001 the Compensation Committee had two meetings. The report of the Compensation Committee is set forth on Page 10.

Report of the Audit Committee

   The Audit Committee is governed by a restated charter adopted by the Board of Directors onMay 10, 2001. A copy of the charter is attached to this Proxy Statement as Annex A. The Audit Committee's primary duties and responsibilities include:

  . recommending annually to our Board of Directors the selection of our independent public accountants;

  . reviewing and approving the scope of our independent public accountants' audit activity and the extent of non-audit services;

  . reviewing with management and the independent public accountants the adequacy of our basic accounting systems and the effectiveness of our internal audit plan and activities;

  . reviewing our financial statements with management and the independent public accountants and exercising general oversight of our financial reporting process; and

  . reviewing our litigation and other legal matters that may affect our financial condition and monitoring compliance with our business ethics and other policies.

   Management is responsible for the Company's internal controls and the financial reporting process. The independent accountants are responsible for performing an independent audit of the Company's consolidated financial statements in accordance with generally accepted auditing standards and for issuing a report thereon. The Audit Committee's responsibility is to monitor and oversee these processes.

   The Audit Committee held five meetings during fiscal 2001. During these meetings, the Audit Committee reviewed and discussed the Company's financial statements with management and KPMG LLP ("KPMG"), its independent certified public accountants.

   The Audit Committee reviewed and discussed the audited financial statements of the Company for the fiscal year ended December 31, 2001 with the Company's management and management represented to the Audit Committee that the Company's financial statements were prepared in accordance with accounting principles generally accepted in the United States. The Audit Committee discussed with KPMG matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

   The Audit Committee received the written disclosures and the letter from KPMG required by Independence Standards Board Standard No. 1 (Independence Discussion with Audit Committees), and the Audit Committee discussed with KPMG their independence from the Company. The Audit Committee considered the non-audit services provided by KPMG and determined that the services provided are compatible with maintaining KPMG's independence. The total fees paid to KPMG for fiscal 2001 include audit fees of $247,100, fees for assurance services of $31,350 and tax fees of $20,570.

   Based on the Audit Committee's discussions with management and the independent accountants and the Audit Committee's review of the representation of management and the report of the independent accountants to the Audit Committee, the Audit Committee recommended to the Board of Directors that the Company's audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2001 for filing with the Securities and Exchange Commission.

   Each of the members of the Audit Committee listed below is independent as defined under the listing standards of the National Association of Securities Dealers.

                                          Audit Committee

                                          Gerard J. Swonke, Chairman
                                          Robert C. Thomas
                                          Walter Wendlandt

Compensation of Directors

   Upon the closing of our initial public offering in February 2001, we granted to each of our non-employee Directors options to purchase 5,000 shares of common stock at an exercise price of $14.00 per share, the price paid by the public in our initial public offering, for serving as a member of our board of Directors. In addition, each outside Director receives $2,000 per board meeting and $500 per committee meeting attended and is reimbursed for expenses incurred. Directors who are our employees will not receive cash compensation for their services as Directors or members of committees of the Board.

Section 16 Compliance

   Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers, Directors and persons who own more than 10% of the Common Stock to file reports of ownership and changes in ownership concerning the Common Stock with the SEC and to furnish the Company with copies of all Section 16(a) forms they file. Based upon the Company's review of the Section 16(a) filings that have been received by the Company, the Company believes that all filings required to be made under Section 16(a) during 2001 were timely made.

Executive Compensation

   The following table sets forth information regarding the compensation of our President and each of our four other most highly compensated executive officers for the years ended December 31, 2001 and 2000.

                          Summary Compensation Table

                                        Annual Compensation
                                        -----------------------    All Other
Name and Principal Position             Year    Salary   Bonus  Compensation (1)
---------------------------             ----    ------- ------- ----------------
T. Paul Bulmahn (2).................... 2001    190,000  24,373      5,100
 Chairman and President                 2000    155,600  85,800      5,300

Gerald W. Schlief (2).................. 2001    175,000  20,789      5,100
 Senior Vice President                  2000    156,900  31,400      5,300

Albert L. Reese, Jr.................... 2001    150,000  14,185      4,926
 Senior Vice President                  2000    125,000 123,800      4,400

Leland E. Tate......................... 2001    162,500   4,300      4,125
 Sr. Vice President, Operations         2000(3)  55,192   3,000          0

G. Ross Frazer ........................ 2001    155,000   4,300      3,900
 Vice President Engineering             2000(3)  59,135       0          0

--------
(1) Consists of matching contributions to our 401k savings plan.
(2) In 2000, Mr. Bulmahn and Mr. Schlief each received overriding royalty interests in one of our properties at the time we acquired our interest in the property. In connection with their receiving these interests, we recorded a non-cash charge of $0.3 million in 2000. These overriding royalty interests entitle the holder to receive a designated percentage of the net revenue during the life of the property. Our officers received these interests for their contributions to our growth during our early years. We do not expect our officers to receive such interests in the future.
(3) Mr. Tate and Mr. Frazer joined ATP in August 2000, and their salary and bonus amounts reflect their employment with ATP from August through December of that year.

Stock Options

   The following table presents information concerning options granted to the named executive officers during the year ended December 31, 2001:

                               Individual Grants
                   ------------------------------------------
                                                                  Potential
                                                              Realizable Value
                                 % of                         at Assumed Annual
                                 Total                         Rates of Stock
                    Number of   Options                             Price
                     Shares     Granted  Exercise             Appreciation For
                   Underlying     to      or Base              Option Term (2)
                     Options   Employees Price Per Expiration -----------------
Name               Granted (1)  in 2001    Share      Date       5%      10%
----               ----------- --------- --------- ---------- -------- --------
Leland E. Tate....   100,000      9.1%    $11.40    7/1/2006  $314,961 $695,981
G. Ross Frazer....    50,000      4.6%    $11.40    7/1/2006  $157,480 $347,991

--------
(1) The options were granted on May 17, 2001. Under our 2000 Stock Option Plan, one fourth of the options vest on each of July 1, 2002, 2003, 2004 and 2005.
(2) In accordance with the rules of the Securities and Exchange Commission, shown are the gains or "option spreads" that would exist for the respective options granted. These gains are based on the assumed rates of annual compound stock price appreciation of 5% and 10% from the date the option was granted over the full option term. The closing stock price on the date of grant was equal to $11.40. These assumed annual compound rates of stock price appreciation are mandated by the rules of the Securities and Exchange Commission and do not represent our estimate or projection of our future common stock prices.

Stock Option Exercises and Fiscal Year-End Values

   The following table contains certain information with respect to the named executive officers concerning options exercised during 2001 and the value of unexercised options at December 31, 2001:

                                             Number of Securities
                                            Underlying Unexercised   Value of Unexercised In-
                          Shares                  Options at           the-Money Options at
                         Acquired              December 31, 2001       December 31, 2001(1)
                            on     Value   ------------------------- -------------------------
                         Exercise Realized Exercisable Unexercisable Exercisable Unexercisable
                         -------- -------- ----------- ------------- ----------- -------------
Leland E. Tate..........     0      $ 0      29,762       159,524        $ 0          $ 0
G. Ross Frazer..........     0      $ 0      13,095        76,191        $ 0          $ 0

--------
(1) Based on the closing price on the NASDAQ National Market for Common Stock on December 31, 2001 ($2.98 per share).

2000 Stock Plan

   Our board of Directors and our shareholders have adopted the 2000 Stock Plan. The purpose of the plan is to provide Directors, employees and consultants of ATP and its subsidiaries additional incentive and reward opportunities designed to enhance the profitable growth of our company. The plan provides for the granting of incentive stock options intended to qualify under Section 422 of the Internal Revenue Code, options that do not constitute incentive stock options and restricted stock awards. The plan is administered by the compensation committee of our board of Directors. In general, the compensation committee is authorized to select the recipients of awards and the terms and conditions of those awards.

   The number of shares of common stock that may be issued under the plan will not exceed 4,000,000 shares, subject to adjustment to reflect stock dividends, stock splits, recapitalizations and similar changes in our capital structure. Shares of common stock which are attributable to awards which have expired, terminated or been canceled or forfeited are available for issuance or use in connection with future awards. The maximum number of shares of common stock that may be subject to awards granted under the plan to any one individual during the term of the plan will not exceed 50% of the aggregate number of shares that may be issued under the plan.

The price at which a share of common stock may be purchased upon exercise of an option granted under the plan will be determined by the compensation committee but (a) in the case of an incentive stock option, such purchase price will not be less than the fair market value of a share of common stock on the date such option is granted, and (b) in the case of an option that does not constitute an incentive stock option, such purchase price will not be less than 50% of the fair market value of a share of common stock on the date such option is granted.

   Shares of common stock that are the subject of a restricted stock award under the plan will be subject to restrictions on disposition by the holder of such award and an obligation of such holder to forfeit and surrender the shares under certain circumstances. The restrictions will be determined by the compensation committee in its sole discretion, and the compensation committee may provide that the restrictions will lapse upon (a) the attainment of one or more performance targets established by the compensation committee, (b) the award holder's continued employment with ATP or continued service as a consultant or Director for a specified period of time, (c) the occurrence of any event or the satisfaction of any other condition specified by the compensation committee in its sole discretion or (d) a combination of any of the foregoing.

   No awards under the plan may be granted after ten years from the date the plan is adopted by our board of Directors. The plan will remain in effect until all awards granted under the plan have been satisfied or expired. Our board of Directors in its discretion may terminate the plan at any time with respect to any shares of common stock for which awards have not been granted. The plan may be amended, other than to increase the maximum aggregate number of shares that may be issued under the plan or to change the class of individuals eligible to receive awards under the plan, by our board of Directors without the consent of our shareholders. No change in any award previously granted under the plan may be made which would impair the rights of the holder of such award without the approval of the holder.

1998 Stock Option Plan

   In December 1998, our board of Directors and our shareholders adopted the ATP Oil & Gas Corporation 1998 Stock Option Plan. In conjunction with our initial public offering, the 1998 Stock Option Plan was amended to provide that the options granted under the plan will remain outstanding until their termination dates; however, no additional options will be granted.

   Options granted under the plan expire on February 9, 2006; however, options granted to an individual who, at the time of the grant, owned more than 10% of our common stock expire five years from the date of the grant. There were no grants to individuals who owned more than 10% of our common stock. Each option under the 1998 Stock Option Plan may not be exercised for more than a percentage of the aggregate number of shares offered by such option in accordance with the following vesting schedule: 1/3 on April 9, 2001, 1/3 on February 9, 2002 and 1/3 February 9, 2003.

   If there is a merger or consolidation of ATP that results in at least 40% of the outstanding voting stock of ATP (or the successor of ATP) being owned by persons or entities other than the shareholders of ATP prior to the merger or consolidation, all outstanding options will become vested and fully exercisable for the remainder of their terms. If there is a change in control other than as described in the preceding sentence, then the compensation committee may effect certain alternatives with respect to the options, including permitting exercise of the options for a limited period of time, requiring surrender of the option in exchange for cash payments, or providing for subsequent exercise for the number and class of shares of stock or other securities or property in accordance with the terms of the transaction.

401k Savings Plan

   Effective March 1, 1997, we adopted a 401k savings plan. This savings and profit sharing plan covers all of our employees. The plan is subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended, and Section 401(a) of the Internal Revenue Code.

   The assets of the plan are held and the related investments are executed by the plan's trustee. Participants in the plan have investment alternatives in which to direct their funds and may direct their funds in one or more of these investment alternatives. We pay all administrative fees on behalf of the plan. The plan provides for discretionary matching by ATP which is currently 50% of each participant's contributions up to 6% of the participant's compensation. We contributed $70,000 for the year ended December 31, 2001, $56,200 for the year ended December 31, 2000 and $31,000 for the year ended December 31, 1999.

ATP All-Employee Bonus Program

   The ATP All-Employee Bonus Program is a bonus program designed to benefit all employees based upon our overall performance. We have historically made payments to employees through the All-Employee Bonus Program on a semi-annual basis. The amount available for each employee under this program is based upon a formula that considers length of service and base compensation. Each employee is eligible to participate in the program allocations effective the first day of the month following the employee's date of employment with ATP. There are certain restrictions related to payment of an employee's allocation from the program within their first year of employment.

Compensation Committee Interlocks and Insider Participation

   None of our executive officers serves as a member of the board of Directors or compensation committee of any entity that has one or more of its executive officers serving as a member of our board of Directors or compensation committee.

Report of the Compensation Committee

   The primary goal of the Compensation Committee (the "Committee") is to establish a compensation program that serves the long-term interests of the Company and its stockholders. Such a program is intended to attract and retain the highest caliber employee talent available, and the value of such talent is expected to manifest itself in superior Company performance within the industry. The levels of compensation of our executive officers are determined in a similar manner to the determination of all of our employees. In determining the level of compensation for executive officers who are significant shareholders of the Company, including the CEO, the Committee recognizes that their ownership position provides significant incentives to perform at a high level.

   The Company's compensation program at present consists of three main components: (1) base salary; (2) discretionary bonuses based on overall company performance as well as individual performance as medium term incentives; and (3) discretionary grants of stock options as long term incentives and to align the long term interests of the Company's employees and the stockholders.

   Base Salary. The Company's objective in determining base salaries is to offer annual compensation that is competitive in the industry. Adjustments to base salaries are made on an as-needed basis depending on the employee's performance over time, changes in job scope, competition in the market and the Company's size.

   Bonuses. The Company's bonus programs are intended to provide additional compensation opportunities depending on individual and Company performance. Bonuses under the Company's discretionary All Employee Bonus Program are determined periodically based on the Company's performance. The Company's Incentive Bonus Program provides individual employees with discretionary bonuses based on individual performance.

   Stock Option Grants. The Company's long term incentives are available to all employees in the form of stock option grants under the Company's incentive stock option program. The options are granted at the market price on the date of the grant, and have value only if the stock price increases above the exercise price, and vesting and exercise of the options occur. Vesting occurs only if the recipients remain employed until the end of the vesting period, during which time they have an incentive to contribute to the Company's improvement in performance. Individual option grants are based on individual performance and responsibility levels within the Company.

   Under the 1998 program employees received options with a term of five years. These options vest in the following manner: 1/3 vested sixty days after the Company's initial public offering, with the remainder vesting 1/3 on the first anniversary and 1/3 on the second anniversary of the initial public offering.

   Under the 2000 program employees received options with varied terms of years and vesting schedules determined by the Committee at the time of each grant.

   The Committee periodically reviews the Company's compensation plan to make sure that the overall plan meets the above goals and is of the opinion that at this time such goals are presently being met. The Committee also believes that the growth of the Company requires continued development of the comprehensive employment philosophy that will assure retention and facilitate attraction of capable executives in the future. To that end, the Committee has identified the need for such a philosophy to address compensation domestically and internationally, as well as the unique features of the Company that have made it successful in the past, and will assure its continued success in the future, at retaining the most qualified personnel.

Chief Executive Officer Compensation

   The compensation for our Chief Executive Officer is determined with the same criteria as that used to determine compensation for our other executive officers. The Committee recognized that Mr. Bulmahn's significant ownership position in the Company provides a high level of stock based incentive.

                                          The Compensation Committee

                                          Robert C. Thomas, Chairman
                                          Gerard J. Swonke
                                          Arthur H. Dilly

Shareholder Return Performance Presentation

   The information set forth in the graph and table on the following page compares the value of the Common Stock to the Nasdaq Market Index and to the MG Independent Oil & Gas Index prepared by Media General Financial Services. Each of the total cumulative returns presented assumes a $100 investment beginning February 6, 2001, the date the Company commenced trading and ending December 31, 2001.

   The performance of the indices is shown on a total return (dividend reinvestment) basis; however, we paid no dividends on our common stock during the period shown. The graph lines merely connect the beginning and end of the measuring periods and do not reflect fluctuations between those dates.

                              [GRAPH APPEARS HERE]

         Total Return Analysis          2/06/01 3/30/01 6/30/01 9/30/01 12/31/01
         ---------------------          ------- ------- ------- ------- --------
ATP Oil & Gas Corporation.............. $100.00 $ 87.06 $ 80.29 $49.64   $21.29
MG Group Index......................... $100.00 $102.52 $102.24 $86.77   $93.36
Nasdaq Market Index.................... $100.00 $ 67.24 $ 78.80 $54.72   $71.33

Item 2 on Proxy Card: Ratification of Appointment of Independent Auditors

   The Board of Directors has appointed the firm of KPMG LLP as independent auditors of the Company for the fiscal year ending December 31, 2002, and recommends ratification by the shareholders of such appointment.

   The Board of Directors recommends a vote "For" this proposal.

   Ratification of the appointment of independent auditors requires the affirmative vote of a majority of the votes entitled to be cast by holders of shares of Common Stock who are represented in person or by proxy at the Annual Meeting. Under the TBCA and the Company's By-laws, an abstention or a broker non-vote would have the same legal effect as a vote against this proposal. A broker non-vote occurs if a broker or other nominee does not have discretionary authority and has not received instructions with respect to a particular item.

   Unless otherwise instructed or unless authority to vote is withheld, the enclosed proxy will be voted FOR the appointment of KPMG LLP as independent auditors.

   In the event the appointment is not ratified, the Board of Directors will consider the appointment of other independent auditors. The Board of Directors may terminate the appointment of KPMG LLP as the Company's independent auditors without the approval of the shareholders of the Company whenever the Board of Directors deems such termination necessary or appropriate. A representative of KPMG LLP is expected to attend the Annual Meeting and will have the opportunity to make a statement, if such representative desires to do so, and will be available to respond to appropriate questions.

                Shareholder Proposals and Director Nominations

   Shareholders may propose matters to be presented at shareholders' meetings and may also nominate persons for election as Directors. Formal procedures exist for such proposals and nominations.

   Any stockholder desiring to present a proposal for inclusion in the Company's proxy materials for the annual meeting of shareholders to be held in 2003 ("the 2003 Annual Meeting") must present the proposal to the Secretary of the Company not later than January 14, 2003. Only those proposals that comply with the requirements of Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended, will be included in the Company's proxy materials for the 2003 Annual Meeting. Written notice of stockholder proposals submitted outside the process of Rule 14a-8 for consideration at the 2003 Annual Meeting (but not included in the Company's proxy materials) must be delivered in writing to the Secretary of the Company between January 14, 2003 and February 13, 2003 in order to be considered timely, subject to compliance with any other applicable provisions of the Company's bylaws. The chairman of the meeting may determine that any proposal for which the Company did not receive timely notice shall not be considered at the meeting. If in the discretion of such chairman any such proposal is to be considered at the meeting, the persons designated in the Company's proxy materials shall be granted discretionary authority with respect to the untimely stockholder proposal.

   The Board of Directors will consider any nominee recommended by shareholders for election at the 2003 Annual Meeting if that nomination is delivered in writing to the Secretary of the Company between January 14, 2003 and February 13, 2003, subject to compliance with any other provisions of the Company's By-laws.

                                 Other Matters

   The Board of Directors does not know of any other matters that are to be presented for action at the Annual Meeting. However, if any other matters properly come before the Annual Meeting or any adjournment(s) or postponement(s) thereof, it is intended that the enclosed proxy will be voted in accordance with the judgment of the persons named in the proxy.

                                       By Order of the Board of Directors,
                                       /s/ Carol E. Overbey
                                       CAROL E. OVERBEY
                                       Corporate Secretary

April 30, 2002

                                                                        Annex A

                           ATP OIL & GAS CORPORATION

                             Amended and Restated
                                    Charter
                                    of the
                                Audit Committee
                                    of the
                              Board of Directors

Background

   The Board of Directors (the "Board") of ATP Oil & Gas Corporation (the "Company") established an Audit Committee (the "Committee") on January 5, 2001. The Board of Directors adopted this Amended and Restated Charter of the Audit Committee of the Board of Directors on May 10, 2001.

Purpose

   The primary purpose of the Committee is to assist the Board in monitoring:

  1) the integrity of the Company's financial reporting process and systems of internal controls regarding finance, accounting and legal and regulatory compliance; and

  2) the independence and performance of the Company's independent auditors and any internal audit function that may be utilized in the future.

Composition

   The Committee must be composed of no less than three members of the Board, such members to be appointed from time to time by a majority of the Board. Members of the Committee must meet the independence and experience requirements promulgated by the Nasdaq National Market. A member may be removed with or without cause at any time by a vote of a majority of the Board.

   Meetings; Quorum; Etc.

   A majority of the members of the Committee constitute a quorum for the transaction of business. A majority of the members of the Committee present at any meeting at which a quorum is present are competent to act. The entire Board shall choose the chairman and secretary of the Committee (the secretary need not be a member of the Committee). The Committee shall fix its own rules or procedures. The Committee will meet at times and places as may be determined from time to time by the Committee. The Committee shall keep minutes of all meetings and of all actions taken by the Committee, file such minutes with the Secretary of the Company and provide a copy of such minutes to the Board. Members of the Committee will be reimbursed by the Company for all reasonable expenses incurred in connection with their duties as members of the Committee.

Functions, Duties and Responsibilities

   Review of Financial Statements. The Committee has the following duties and responsibilities with respect to the Company's financial statements:

  1) review the annual audited financial statements with management and the independent auditor, including significant issues regarding accounting and auditing principals and practices as well as the adequacy of internal controls that could significantly affect the Company's financial statements;

  2) review an analysis prepared by management and the independent auditor of significant financial reporting issues and judgments made in connection with the preparation of the Company's financial statements;

  3) discuss with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of an audit;

  4) based on the foregoing reviews and discussions, make a recommendation to the Board as to whether the annual audited financial statements should or should not be included in the Company's Annual Report on Form 10-K; and

  5) review with management and the independent auditor the Company's quarterly financial statements prior to the release of quarterly earnings and the filing of the Company's Form 10-Q (which responsibility may be delegated by the Committee to one or more members of the Committee).

   Internal Controls. The Committee has the following duties and responsibilities with respect to its monitoring of the integrity of the Company's financial reporting process and internal controls:

  1) review with the independent auditor any problems or difficulties the auditor may have encountered during its audit and any management letter provided by the auditor and the Company's response to that letter, such review to include:

    a) any difficulties encountered in the course of the audit work, including any restrictions on the scope of activities or access to required information;

    b)  any changes required in the planned scope of the audit; and

    c) the necessity of internal audit functions and the responsibilities, budget and staffing of any internal audit function;

  2) review reports from management and the internal and independent auditors, if applicable, with respect to the Company's policies and procedures regarding compliance with applicable laws and regulations;

  3) advise the Board with respect to the Company's policies and procedures regarding compliance with applicable laws and regulations;

  4)  discuss procedures performed by the independent auditor pursuant to
      Section 10A(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the results of such procedures and obtain assurance from the independent auditor that Section 10A(b) of the Exchange Act has not been implicated;

  5) meet at least annually with the chief financial officer, the independent auditor and the senior personnel of any internal audit function in separate executive sessions;

  6) meet periodically with management to review the Company's major financial risk exposures and the steps management has taken to monitor and control such exposures;

  7) review significant changes to the Company's internal controls and auditing and accounting principles and practices as suggested by the independent auditor, internal auditors or management;

  8) review the significant reports to management prepared by internal auditors and management's responses; and

  9) review with the Company's legal counsel or other appropriate persons legal matters that may have a material impact on the financial statements, the Company's compliance policies and any material reports or inquiries received from regulators or governmental agencies.

   Auditors. The Committee has the following duties and responsibilities with respect to the Company's independent and internal auditors:

  1) recommend to the Board the appointment of the independent auditor, which firm is ultimately accountable to the Committee and the Board;

  2) meet with the independent auditor prior to the audit to review the planning and staffing of the audit;

  3) approve the fees to be paid to the independent auditor for audit services and each non-audit service that exceeds 25% of the total auditing fees;

  4) evaluate together with the Board the performance of the independent auditor and, if so determined by the Committee, recommend that the Board replace the independent auditor;

  5) receive and review periodic reports from the independent auditor regarding the auditor's independence, discuss such reports with the auditor, consider whether the provision of non-audit services is compatible with maintaining the auditor's independence and, if so determined by the Committee, recommend that the Board take appropriate action to satisfy itself of the independence of the auditor;

  6) if determined by the Committee to be necessary or advisable, recommend that the Board take appropriate action to satisfy itself of the independence of the auditor; and

  7) review the appointment and replacement of any senior internal auditing personnel.

   Other Duties. The Committee has the following additional duties and responsibilities:

  1) make regular reports (at least twice each calendar year) to the Board regarding the Committee's activities and such other reports as may be requested by the Board;

  2) review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval, such Charter to be filed with the Company's Exchange Act filings every three years or as otherwise required by law;

  3) prepare the report required by the rules of the Securities and Exchange Commission to be included in the Company's annual proxy statement;

  4) review reports from management, any senior internal auditing personnel and the independent auditor that the Company's subsidiary and foreign affiliated entities are in conformity with applicable legal requirements and the Company's policies; and

  5) perform such additional special functions, duties or responsibilities as may from time to time be designated by the Board.

Powers and Limitations

   The Committee shall have the authority to retain special legal, accounting or other consultants to advise the Committee. The Committee may request any officer or employee of the Company or the Company's outside legal counsel or independent auditor to attend any meeting of the Committee or to meet with any members of, or consultants to, the Committee.

   While the Committee has the duties, responsibilities and powers set forth in this Charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent auditor. Nor is it the duty of the Committee to conduct investigations, to resolve disagreements between management and the independent auditor or to assure compliance with laws and regulations and the policies of the Company.

                            ATP Oil & Gas Corporation

        Notice of Annual Meeting of Shareholders To Be Held June 14, 2002


     You are cordially invited to attend the 2002 Annual Meeting of Shareholders (the "Annual Meeting") of ATP Oil & Gas Corporation, a Texas corporation (the "Company"), which will be held on June 14, 2002 at 10:00 a.m., local time, at Courtyard by Marriott, 3131 West Loop South, Houston, Texas 77027.

     Whether or not you plan to attend the Annual Meeting, we ask that you sign and return the enclosed proxy as promptly as possible to ensure that your shares will be represented. A self-addressed envelope has been enclosed for your convenience. If you attend the meeting, you may withdraw any previously given proxy and vote your shares in person.

--------------------------------------------------------------------------------

                              FOLD AND DETACH HERE

                                                        Please mark      [X]
                                                        your votes as
                                                        indicated in
                                                        this example





1.   To elect two Directors to serve until
     the 2005 Annual Meeting of Shareholders.

     Nominees:                         FOR
     Chris A. Brisack 01           all nominees         WITHHOLD
     Walter Wendlandt 02            listed to          AUTHORITY
                                     the left         to vote for
                                    (except as        all nominees
                                  marked to the        listed to
                                    contrary)           the left
                                       [ ]                [ ]

(INSTRUCTION: To withhold authority for any individual nominee, write the nominee's name on the space below.)

                                                    FOR    AGAINST   ABSTAIN
2.   To ratify the appointment of KPMG LLP as       [ ]      [ ]       [ ]
     independent auditors of the Company for
     the fiscal year ending December 31, 2002.

3.   To transact such other business as may
     properly come before such meeting or any adjournment(s) or postponement(s) thereof.



                                   Dated:_________________________________, 2002


                                   _____________________________________________
                                                  Signature

                                   _____________________________________________
                                          Signature if held jointly

                                  Please sign exactly as your name appears on this Proxy Card. If shares are registered in more than one name, the signatures of all such persons are required. A corporation should sign in its full corporate name by a duly authorized officer, stating such officer's title. Trustees, guardians, executors and administrators should sign in their official capacity giving their full title as such. A partnership should sign in the partnership name by an authorized person, stating such person's title and relationship to the partnership.

--------------------------------------------------------------------------------

                              FOLD AND DETACH HERE

                                  Vote by Mail

                                      Mail

                               Mark, sign and date
                                 your proxy card
                                       and
                                return it in the
                              enclosed postage-paid
                                    envelope.